UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2007
AMERICAN SKIING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13507	04-3373730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
136 HEBER AVENUE, SUITE 303, PARK CITY, UTAH 84060
(Address of principal executive offices)
Registrant’s telephone number, including area code: (435) 615-0340
N/A
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     As previously reported in the Form 8-K filing of American Skiing Company (the “Company”), dated July 16, 2007, the Company has entered into an agreement to sell The Canyons resort to Talisker Canyons Finance Co LLC and Talisker Corp. (collectively, “Talisker”). A copy of the definitive agreement for such transaction was filed with the Form 8-K filing of the Company dated July 30, 2007.
     On July 27, 2007, Vail Resorts, Inc. (“Vail”) commenced litigation against the Company, its subsidiary ASC Utah, Inc. (the operator of The Canyons), Talisker and Peninsula Advisors, LLC in Colorado State District Court (the “Vail Litigation”). The Vail Litigation seeks to enjoin the Company, Talisker and ASC Utah from consummating the sale by the Company to Talisker of the stock of ASC Utah. Vail has also asserted in the Vail Litigation certain damage claims against Peninsula Advisors and Talisker, but not against the Company or ASC Utah. The complaint was accompanied by a Motion for Temporary Restraining Order (“TRO Motion”).
     Also on July 27, 2007, Vail filed a report on Form 8-K disclosing its prior negotiations with the Company regarding the purchase of The Canyons, claiming that the Company and Vail had reached an agreement in principal regarding Vail’s purchase of The Canyons, and attaching an “offer” to the Company’s Board of Directors from Vail to purchase The Canyons for $110 million.
     The Company never reached an agreement with Vail for the sale of The Canyons, and the Company did not execute a definitive purchase agreement with Vail for the sale of The Canyons. Further, the Company believes that it has every right to complete the sale of The Canyons to Talisker pursuant to the terms of the definitive agreement with Talisker. A copy of the Company’s response to Vail’s letter to the Company of July 27, 2007 is attached as an exhibit hereto.
     On August 1, 2007, the Company, ASC Utah, Vail, Talisker and Peninsula Advisors entered into a stipulated agreement with respect to the Vail Litigation. Pursuant to the stipulated agreement, the parties agreed to vacate a scheduled hearing on Vail’s TRO Motion regarding the sale of The Canyons to Talisker. Talisker and the Company further agreed not to consummate the sale of The Canyons pursuant to their purchase agreement until the earlier of (a) a ruling by Colorado State District Court on Vail’s motion for a preliminary injunction, or (b) October 1, 2007. If after October 1, 2007, the Colorado State Distric Court has not issued a ruling and order on Vail’s motion for a preliminary injunction and the Company and Talisker still intend to close on the sale, both the Company and Talisker must notify counsel for Vail at least 5 days in advance of the closing.
     The Company believes that the Vail Litigation is without merit and will vigorously defend it. The Company also expects to continue to actively pursue satisfaction or waiver of all conditions to closing of the sale of The Canyons to Talisker. No assurance can be given, however, that this litigation will not prevent or delay the closing of the sale of The Canyons.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits

Exhibit 10.1	Letter to Vail Resorts, Inc., dated August 6, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 6, 2007	American Skiing Company
	By:	/s/ Foster A. Stewart, Jr.
		Name:	Foster A. Stewart, Jr.
		Title:	Senior Vice President and General Counsel

INDEX TO EXHIBITS

10.1	Letter to Vail Resorts, Inc., dated August 6, 2007

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